                                                                 Exhibit 4.01(e)

                          FOURTH AMENDMENT AND WAIVER
                          ---------------------------
        FOURTH AMENDMENT AND WAIVER (this "Amendment"), dated as of March 24, 2000, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "US Borrower"), U.S.A. FLORAL PRODUCTS GERMANY GMBH & CO. KG, a partnership organized under the laws of the Federal Republic of Germany (the "German Borrower"), FLORIMEX WORLDWIDE B.V., a company organized under the laws of the Netherlands (the "Dutch Borrower" and, together with the German Borrower and the US Borrower, the "Borrowers", and each a "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), BAYERISCHE HYPO-UND VEREINSBANK AG, as Syndication Agent (in such capacity, the "Syndication Agent"). BANKBOSTON, N.A., as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY, as Arranger and Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined .

                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, the Borrowers, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of October 16, 1997 and amended and restated as of October 2, 1998 (as further amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

        WHEREAS, the Borrowers, the Banks, the Syndication Agent, the Documentation and the Administrative Agent wish to modify the Credit Agreement as herein provided; and

        WHEREAS, subject to terms and conditions of this Amendment, the parties hereto agree as follows;

        NOW, THEREFORE, it is agreed:

        1. The Banks hereby waive any Default or Event of Default which may arise solely as a result of the Borrowers failing to comply with any of Sections 7.11(c), (d), (g) and/or (i) of the Credit Agreement by April 1, 2000 with respect to the security to be granted pursuant to the Dutch Pledge Agreement and the Dutch Security Agreement and the guaranties to be provided by the Dutch Credit Parties, so long as the Borrowers shall be in such compliance with each such Section referred to above by May 31, 2000; provided, however, (x) if the
                                                --------  -------
Borrowers have not complied with each such Section by May 31, 2000, an Event of Default under the Credit Agreement shall be deemed to have occurred on such date and (y) the security interests to be granted in favor of the Collateral Agent in the assets of the Dutch Credit Parties shall not include those receivables that have been pledged to secure the Rabobank Revolver as permitted under
Section 8.04(g) of the Credit Agreement.

        2.      Section 1.01(B)(a) of the Credit Agreement is hereby amended by
(i) deleting the comma appearing at the end of sun-clause (v)(x) thereof and inserting the word "and" in lieu thereof and (ii) deleting the following text appearing in such sub-clause (v) thereof:

   "and (z) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings (for this purpose, using the Dollar Equivalent of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding".

        3.      Section 101(D)(a) of the Credit Agreement is hereby amended by
(i) deleting the comma appearing at the end of sub-clause (iv)(x) thereof and inserting the word "and" in lieu thereof and (ii) deleting the following text appearing in such sub-clause (iv):

   "and (z) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings (for this purpose, using the Dollar Equivalent of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding".

        4. Section 1 of the Credit Agreement id hereby amended by inserting the following new Sections 1.14 and 1.15 at the end thereof:

        "1.14 Certain Additional Limitations on Loans and Letters of Credit.
              -------------------------------------------------------------
   (a) Notwithstanding anything to the contrary contained in Sections 1.01 and 2.01(b) of this Agreement, until such time as the Required Banks otherwise agree, the US Borrower will not permit the aggregate amount of all Dollar Outstandings at any time to exceed the lesser of (i) the Dollar Outstandings Cap and (ii) the Total Dollar Revolving Loan Commitment at such time.

        (b) Notwithstanding anything to the contrary contained in this Agreement (including Sections 1.01(c) and 2.01), until such time as the Required
   Banks otherwise agree, the Foreign Borrowers will not be permitted to incur or have outstanding any Foreign Revolving Loans or have any additional Foreign Letters of Credit issued for their account, although the Foreign Borrowers will be permitted to keep outstanding any Foreign Letters of Credit that are outstanding on March 17, 2000 (as such Foreign Letters of Credit may be extended or renewed (but not increased) from time to time in accordance with the terms hereof and thereof).

        1.15 Additional Base Rate Borrowings.     Notwithstanding anything to
             -------------------------------
   the contrary contained in this Agreement, if on any date set forth below the aggregate amount of all Dollar Outstandings on such date exceeds the amount set forth opposite such date set forth below, then all Dollar Revolving Loans which are outstanding on such date in excess of the amount set forth opposite such date shall thereafter bear interest at the interest rate otherwise applicable to Dollar Revolving Loans that are maintained as Base Rate Loans irrespective of the interest rate then applicable to such Dollar Revolving
   Loans:

     Date                       Amount
     ----                       ------

     March 31, 2000             $170,000,000

   June 30, 2000                $160,000,000
   September 30, 2000           $160,000,000
   December 31, 2000            $160,000,000
   March 31, 2001               $170,000,000


        5. Section 2.01(b) of the Credit Agreement is hereby amended by (i) deleting the text "(I)" appearing in sub-clause (i)(y) thereof and (ii) deleting the following text appearing in such sub-clause (i)(y) thereof:

   "and (II) the aggregate principal amount of all Foreign Subsidiary Third Party Borrowings (for this purpose, using the Dollar Equivalent of Foreign Subsidiary Third Party Borrowings incurred in a currency other than Dollars) then outstanding".

        6. Section 3.01 of the Credit Agreement is hereby amended by inserting the following new clauses (j) and (k) at the end thereof:

        "(j)    No later than April 30, 2000, the US Borrower agrees to deliver to the Administrative Agent for the pro rata distribution to each Bank (based
                                       --- ----
   on their respective "percentages" used in determining the Required Banks at such time (determined as if there were no Defaulting Banks)) warrants to purchase up to 5% of the common stock of the US Borrower calculated on a fully diluted basis, which warrants (i) shall have an exercise price of $0.25, (ii) shall be exercisable for a period of up to 10 years, provided,
                                                                    --------
   that such warrants shall not be exercisable until March 31, 2001, and (iii)
   ----
   shall otherwise be in form and substance satisfactory to the Administrative Agent (including satisfactory anti-dilution protection); and

        (k) In the event that the Borrowers have not repaid DM Term Loans and/or permanently reduced the commitments under the Total Dollar Revolving Loan Commitment and/or the Total Foreign Revolving Loan Commitment in an aggregate amount for all such repayments and/or commitment reductions of at least $50,000,000 by March 31, 2001 (exclusive of the Scheduled Repayments that are due on December 31, 2000 and March 31, 2001), then the US Borrower agrees to pay in Dollars to the Administrative Agent for the pro rata
                                                                --- ----
   distribution to each Bank (based on their respective "percentages" used in determining the Required Banks at such time (determined as if there were no Defaulting Banks)) within one Business Day thereafter a fee equal to $1,750,000."

        7. Section 4.02(A)(a)(i) of the Credit Agreement is hereby deleted in its entirety and the following new Section 4.02(A)(a)(i) is inserted in lieu thereof:

        "(a)(i) If on any date the sum of (x) the aggregate outstanding principal amount of Dollar Revolving Loans (after giving effect to all other repayments thereof on such date) plus (y) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) plus (z) the US Letter of Credit Outstandings on such date exceeds the lesser of (A) the Total Dollar Revolving

   Commitment as then in effect and (B) the Dollar Outstandings Cap, the US Borrower shall repay on such date the aggregate principal amount of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Dollar Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Dollar Revolving Loans, the US Letter of Credit Outstandings exceeds the lesser of (A) the Total Dollar Revolving Commitment as then in effect and (B) the Dollar Outstandings Cap, the US Borrower agrees to pay the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the US Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations). All repayments of Dollar Revolving Loans pursuant to this Section 4.02(A)(a)(i) shall be applied to Acquisition Loans and Working Capital Loans in proportion to their respective outstanding amounts."

        8. Section 7.01(d) of the Credit Agreement is hereby amended by deleting the reference to "Sections 8.05, 8.09 and 8.10" appearing therein and inserting the text "Sections 8.05, 8.09, 8.10 and 8.13" in lieu thereof.

        9. Section 7.01 of the Credit Agreement is hereby further amended by inserting the following new clauses (j) and (k) at the end thereof:

        "(j) Monthly Financial Statements; etc..  (A) Within 30 days after the
             ----------------------------------
   end of each fiscal month of the US Borrower (commencing with its fiscal month ending on March 31, 2000), the consolidated statements of operations of the U.S. Borrower and its Subsidiaries for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month and setting forth comparative figures for related periods in the immediately preceding fiscal year and comparative figures for the current fiscal year budget delivered pursuant to Section 7.01(c), all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the US Borrower that such statements fairly present the results of their operations for the periods indicated.

        (B) Within seven days after the end of each fiscal month of the US Borrower (commencing with its fiscal month ending on March 31, 2000), a rolling thirteen week cash flow forecast for the US Borrower's North American operations, which cash flow forecast shall be substantially in the same form as that delivered to the Banks prior to March 17, 2000.

        (k) Weekly Cash Flow Statements.  Within seven days after the end of
            ---------------------------
   each week, an actual cash flow statement for the US Borrower's North American operations for such week, together with a comparison against the forecasted cash flows for such week as set forth in the respective cash flow forecast delivered pursuant to clause (j)(B) of this Section 7.01"

        10. Section 8.02(e) of the Credit Agreement is hereby amended by deleting the reference to "$7,500,000" appearing therein and inserting the amount "$3,000,000" in lieu thereof.

        11. Section 8.02(f) of the Credit Agreement is hereby amended by (i) inserting the text "with the prior written consent of the Administrative Agent and the Required Banks," immediately prior to the first word of such Section and
(ii) deleting each reference to "Sections 8.09 and 8.10" appearing therein and inserting the text "Sections 8.09, 8.10 and 8.13" in lieu thereof in each such place.

        12. The text of Section 8.05(b) of the Credit Agreement is hereby deleted in its entirety and the following new text is inserted in lieu thereof:

        "Intentionally Omitted."

        13. Section 8.09(a) of the Credit Agreement is hereby amended by deleting the chart appearing therein and inserting the following new chart in lieu thereof:

        Period                                  Ratio
        ------                                  -----

        March 31, 2000 to and including
        December 30, 2000                       7.95:1.00

        December 31, 2000 to and
        including March 31, 2001                6.95:1.00

        April 1, 2001 to and including
        September 30, 2001                      4.00:1.00

        October 1, 2001 and thereafter          3.75:1.00".


        14. Section 8.09(b) of the Credit Agreement is hereby amended by deleting the chart appearing therein and inserting the following new chart in lieu thereof:

        Period                                  Ratio
        ------                                  -----

        March 31, 2000 to and including
        December 30, 2000                       7.95:1.00

        December 31, 2000 to and
        including March 31, 2001                6.95:1.00

        April 1, 2001 to and including
        September 30, 2001                      4.00:1.00

        October 1, 2001 and thereafter          3.75:1.00".

               15. Section 8.10 of the Credit Agreement is hereby deleted in its entirety and the following new Section 8.10 is inserted in lieu thereof:

               "8.10  Consolidated Interest Coverage Ratio. The US Borrower will
                      ------------------------------------
     not permit the Consolidated Interest Coverage Ratio of the US Borrower for any Test Period ending on the last day of a fiscal quarter of the US Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

               Fiscal Quarter Ending                   Ratio
               ---------------------                   -----

               March 31, 2000                          1.75:1.00
               June 30, 2000                           1.75:1.00
               September 30, 2000                      1.75:1.00
               December 31, 2000                       1.90:1.00
               March 31, 2001
               and the last day of the each
               fiscal quarter of the US
               Borrower ending thereafter              2.00:1.00"


               16. Section 8 of the Credit Agreement is hereby further amended by inserting the following new Sections 8.13 and 8.14 at the end thereof:

               "8.13 Consolidated EBITDA. The US Borrower will not permit the
                     -------------------
Consolidated EBITDA of the US Borrower for any Test Period ending on the last day of a fiscal quarter of the US Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:

               Fiscal Quarter Ending                   Amount
               ---------------------                   ------

               March 31, 2000                          $11,500,000
               June 30, 2000                           $12,750,000
               September 30, 2000                      $1,250,000
               December 31, 2000                       $8,000,000
               March 31, 2001                          $14,000,000
               December 31, 2001                       $40,000,000
               December 31, 2002                       $50,000,000


               8.14   Certain Additional Restrictions on the Transfers of Funds.
                      ----------------------------------------------------------
     (a) Notwithstanding anything to the contrary contained in this Agreement (including Sections 8.02, 8.04, 8.06, 8.07 and 8.08), until April 1, 2001 no Foreign Subsidiary of the US Borrower's Domestic Subsidiaries, whether in the form of an intercompany loan, a cash capital contribution, a Dividend or otherwise; provided that, thereafter, Foreign Subsidiaries of
                            --------
     the US Borrower may transfer cash to the US Borrower or any of the US

     Borrower's Domestic Subsidiaries in accordance with the other provisions of this Agreement

               (b) Notwithstanding anything to the contrary contained in this Agreement (including Sections 8.02, 8.04, 8.06, 8.07 and 8.08), until April 1, 2001 neither the US Borrower nor any of its Domestic Subsidiaries shall be permitted to transfer any cash to any Foreign Subsidiaries of the US Borrower, whether in the form of an intercompany loan, a cash capital, contribution, a Dividend or otherwise; provided that, thereafter, the US
                                            --------
     Borrower and its Domestic Subsidiaries may transfer cash to their Foreign Subsidiaries in accordance with the other provisions of this Agreement."

               17. The definition of "Capital Expenditure Amount" appearing in Section 10 of the Credit Agreement is hereby deleted in its entirety and the following new definition of "Capital Expenditure Amount" is inserted in lieu thereof:

               "Capital Expenditure Amount" shall mean, for any period listed in
     Section 8.05(a)(y), $6,000,000."

               18.    The definition of "Consolidated EBITDA" appearing in
Section 10 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing immediately prior to clause (ii) in the first sentence of such definition and inserting a comma in lieu thereof and (ii) inserting the following text immediately after clause (ii) in the first sentence of such definition:

     "and (iii) from the computation of Consolidated EBITDA for the US Borrower and its Subsidiaries, up to $12,000,000 in restructuring charges recorded from the US Borrower's fiscal quarter ended on December 31, 1999 through the US Borrower's fiscal year ending on December 31, 2000 otherwise included in such computation for such period".

               19. The definition of "Test Period" appearing in Section 10 of the Credit Agreement is hereby deleted in its entirety and the following new definition of "Test Period" is inserted in lieu thereof:

               "Test Period" shall mean, with respect to any Person, a period of four consecutive fiscal quarters of such Person ended on the last day of the then most recently ended fiscal quarter of such Person; provided, however, for
                                                        --------  -------
purposes of determining compliance with Section 8.13 for any fiscal quarter ending on or prior to March 31, 2001, each such Test Period shall instead mean the fiscal quarter of such Person ended on the last day of the then most recently ended fiscal quarter of such Person.

               20.    The definition of "Total Indebtedness" appearing in
Section 10 of the Credit Agreement is hereby amended by (i) inserting the text "(1)" immediately following the text "any Indebtedness incurred pursuant to any" appearing therein and (2) inserting the new following clause (2) at the end of said definition:

     "and (2) borrowings under the ABN Revolver are supported by letters of credit, the lesser of the Indebtedness pursuant to such ABN Revolver and the stated amount of such letters of credit shall be excluded from the determination of Total Indebtedness for the purposes of compliance with Section 8.09".

               21. Section 10 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

               "Dollar Outstanding" shall mean, at any time, the sum of (I) the aggregate principal amount of all outstanding Dollar Revolving Loans at such time plus (II) the aggregate principal amount of all outstanding Swingline Loans at such time plus (III) the aggregate amount of all US Letter of Credit Outstandings at such time.

               "Dollar Outstanding Cap" shall mean $174,000,000.

               22. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when the Borrowers and the Required Banks shall have signed a counterpart hereof (whether the same different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

               23. In order to induce the Banks to enter into this Amendment, each Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the Fourth Amendment Effective Date, after giving effect to this Amendment, and (ii) there exists no Default of Event of Default on the Fourth Amendment Effective Date, after giving effect to this Amendment.

               24. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

               25. This Amendment may executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Administrative Agent.

               26. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

               27. From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to references to the Credit Agreement as modified hereby.

                                    *  *  *

                IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                                        U.S.A. FLORAL PRODUCTS, INC.


                                        By
                                          ----------------------------------
                                          Title:


                                        U.S.A. FLORAL PRODUCTS GERMANY GMBH
                                          & CO. KG


                                        By
                                          ----------------------------------
                                          Title:


                                        FLORIMEX WORLDWIDE B.V.


                                        By
                                          ----------------------------------
                                          Title:


                                        BANKERS TRUST COMPANY,
                                          Individual and as Administrative Agent


                                        By
                                          ----------------------------------
                                          Title:


                                        BAYERISCHE HYPO-UND VEREINSBANK AG


                                        By
                                          ----------------------------------
                                          Title:


                                        By
                                          ----------------------------------
                                          Title:

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By
                                          ----------------------------------
                                          Title:


                                        FLEET NATIONAL BANK


                                        By
                                          ----------------------------------
                                          Title:


                                        NATIONAL BANK OF CANADA


                                        By
                                          ----------------------------------
                                          Title:


                                        By
                                          ----------------------------------
                                          Title:


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By
                                          ----------------------------------
                                          Title:


                                        SCHMIDT BANK


                                        By
                                          ----------------------------------
                                          Title: